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                                                                    Exhibit 99.1


                 [AMERICAN ARBITRATION ASSOCIATION LETTERHEAD]



                   CONSTRUCTION INDUSTRY ARBITRATION TRIBUNAL

- --------------------------------------------------------------------------------
In the Matter of the Arbitration between
Re: 51 110 00025 95
    NL Industries, Inc.
    and
    Johnson Controls, Battery Group Inc.
    and
    Gould Electronics, Inc.
    and
    AT&T Technologies, Inc.
    and
    Rhone-Poulenc AG Co.
    and
    Burlington Northern Railroad, Co.
    and
    Exide Corporation
    and
    Canonie Environmental Services Corp.
    (W.D. Nelson)

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                              AWARD OF ARBITRATORS

        WE, THE UNDERSIGNED ARBITRATORS, having been designated in accordance with the Arbitration Agreement entered into by the above-named Parties, and dated May, 1992, and having been duly sworn and having duly heard the proofs and allegations of the Parties, AWARD AS FOLLOWS:

1. Claimants NL Industries, Inc. et al. are hereby awarded the sum of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000.00) on its claim against Respondent Canonie Environmental Services Corp.

2. The panel further finds the issues in favor of Counter-Respondents NL Industries, Inc. et al. and against Respondent Canonie Environmental Services Corp. on its counterclaim and therefore makes no award on said counterclaim.


3. Pursuant to the agreement of the parties it is ordered that the plant and equipment on the premises shall be the property of Canonie Environmental Services Corp. The Claimants NL Industries, Inc. et al. shall use their best efforts to facilitate the release of said property to Canonie Environmental Corp.

4. It is further ordered that the respective parties shall bear their own costs of arbitration including attorney fees and disbursements.

5. The administrative fees and expenses of the American Arbitration Association totaling SIXTEEN THOUSAND EIGHT HUNDRED EIGHTY FIVE DOLLARS AND

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                 [AMERICAN ARBITRATION ASSOCIATION LETTERHEAD]



SIXTY CENTS ($16,885.60) shall be borne equally between NL Industries, Inc. et al. and Canonie Environmental Corp. Therefore, Canonie Environmental Corp. shall pay to NL Industries, Inc. et al. the sum of ONE HUNDRED FIFTY SEVEN DOLLARS AND TWENTY CENTS ($157.20).

6. The compensation of the neutral arbitrator totaling FIFTY TWO THOUSAND NINE HUNDRED THIRTY NINE DOLLARS AND NO CENTS ($52,939.00) shall be borne equally by NL Industries, Inc. et al. and Canonie Environmental Corp. Therefore, NL Industries, Inc. et al. shall pay to the American Arbitration Association the sum of ONE THOUSAND FOUR HUNDRED SIXTY NINE DOLLARS AND FIFTY CENTS ($1,469.50). Canonie Environmental Corp. shall pay to the American Arbitration Association the sum of TWO HUNDRED NINETEEN DOLLARS AND FIFTY CENTS ($219.50).

7. This Award is in full settlement of all claims submitted to this arbitration.

DATED:        June 27, 1996              SIGNED:   /s/ MEL R. JIGANTI
      --------------------------------          ------------------------------
                                                     Hon. Mel R. Jiganti


DATED:        June 27, 1996              SIGNED:   /s/  NICHOLAS J. BUA
      --------------------------------          ------------------------------
                                                     Hon. Nicholas J. Bua

DATED:                                   SIGNED:
      --------------------------------          ------------------------------
                                                Brad Figley, Esq. (dissenting)







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In the Matter of the Arbitration between
Re: 51 110 00025 95
NL Industries, Inc. et al.
v.
Canonie Environmental Services Corp.



                               DISSENTING OPINION


I certainly respect my colleagues on this arbitration panel. However, in my judgment the award they have settled on is so fundamentally unfair that dissent is required.

This is a complicated case with complicated issues. I will neither rehash the evidence presented nor repeat the arguments persuasively advanced by counsel for both sides. But I will briefly highlight the bases for this dissent.

The parties to this dispute worked together on the Gould Superfund site over a number of years, NL Industries et al. as principal and Canonie as contractor. During this time, their relationships were defined by three contracts: two Professional Service Agreements (PSAs) and one Contract for Remediation Services. This is a contracts case. The parties' respective rights and obligations were governed by those contracts, taken in the context of their intentions, their course of dealing and the outcome and practices of the industry at the time. So should be the award in this case.

Unfortunately, my colleagues' award disregards the agreements made by the parties, as established by critical elements of the evidence.

Claimants asserted damages totaling $16.9 million in five components: (1) Costs to Complete, $10.5 million; the panel was unanimous that this claim was unjustified. This leaves (2) "Defective Design", $3.7 million, (3) "Overhead", $0.9 million, (4) "Retention", $0.9 million, and (5) "Additional Studies and Site Management", $0.9 million ---- a total an additional $6.4 million.

The "Defective Design", "Retention" and "Additional Studies" assertions, totaling $5.5 million, all necessarily are predicated on the position that Canonie should have known that actual site conditions were dramatically different than described in all previous investigation and design documents. (There is no evidence that Canonie actually knew.)

Assuming for the sake of argument that Canonie should have known (a position I believe to be in serious error), the question then is when and where did this duty arise? The evidence established that all of Canonie's activities that could or "should" have led to this knowledge were conducted under the PSAs, as was substantially all of Canonie's design work.

What necessarily follows if the terms of the PSAs are honored? First, this arbitration panel has no purview, no jurisdiction, over issues based on the PSAs, since these agreements contain no provisions for arbitration. Second, the PSAs contain one-year limits on assertion of claims -- the claims that Canonie should have known and that the design was defective appear to be untimely. Third, the PSAs expressly state the parties' agreement, consistent with customs and practices of
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the industry, that Canonie would rely on prior investigative work -- thus there was no duty by which they "should have known".

All of which leaves the $0.9 million for "Overhead" as the only damages remaining that might be assessed against Canonie, a claim that itself was unsupported by the evidence. How does this become a $4.5 million award?

In fairness, the circumstances of this case should have resulted in an award to Canonie. An award to Claimants is profoundly unjust, unsupported by the evidence and inconsistent with the agreements freely bargained by the parties. At the extreme, the evidence might support a denial of damages to either party. My colleagues have gone well beyond this extreme. I dissent.


Respectfully submitted,


/s/ BRAD S. FIGLEY                 6/27/96
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    Brad S. Figley, Arbitrator     June 27, 1996